Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated June 9, 2015

GRAPHIC

J.P. Morgan Investable Indices

The Structured Investments Investable Indices Website

Access Agreement

BEFORE YOU CLICK THE "ACCEPT" BUTTON BELOW, SCROLL DOWN AND CAREFULLY READ THE
FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE
STRUCTURED INVESTMENTS
INVESTABLE INDICES WEBSITE. THIS ACCESS AGREEMENT MAY BE AMENDED OR
SUPPLEMENTED BY JPMORGAN CHASE and CO. OR ITS SUBSIDIARIES FROM TIME TO TIME IN
THEIR SOLE DISCRETION. IF YOU, EITHER INDIVIDUALLY OR ON BEHALF OF THE
INTERMEDIARY YOU REPRESENT, AGREE TO THESE TERMS AND CONDITIONS AND CLICK
"ACCEPT" TO ENTER THE STRUCTURED INVESTMENTS INVESTABLE INDICES WEBSITE. ANY
SUCH CLICKING SHALL HAVE THE SAME FORCE AND EFFECT AS YOU MANUALLY SIGNING AND
DELIVERING A PAPER COPY OF THE ACCESS AGREEMENT (AND THE TERMS AND CONDITIONS
OF ACCESS PAGE OF THE STRUCTURED INVESTMENTS INVESTABLE INDICES WEBSITE
INCORPORATED HEREIN) INDIVIDUALLY, OR AS AN AUTHORIZED
SIGNATORY OF THE INTERMEDIARY YOU REPRESENT, IF APPLICABLE. IF YOU DO NOT CLICK
"ACCEPT" YOU WILL NOT BE ABLE TO ENTER THE STRUCTURED INVESTMENTS INVESTABLE
INDICES WEBSITE.

Access Agreement Last Updated: April 30th, 2015

The JPMorgan Structured Investments Investable Indices Website (the "Website",
or the "Structured Investments Investable Indices Website") is located at
www.jpmorganindices.com, and constitutes a separate portion of the JPMorgan
Chase and Co. Website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for
JPMorgan Chase and Co. and its subsidiaries (collectively, "JPMorgan") worldwide.

SERVICE

The service (the "Service") provided on the Website allows you ("You"), individually, or, if applicable, on behalf of a -dealer or registered investement adviser (an "Intermediary"), to view certain information related to
JPMorgan's tradable indices and strategies as well as certain performance data and risk/return statistics. The Service and/or the Website may be enhanced from time to time, including as may be further set forth in the applicable instructions provided to you (such instructions, as amended from time to time, being referred to as a "User's Guide"). Additional terms applicable to the
Service may be set forth from time to time in any applicable

User's Guide or on the Website. Subject to the terms set forth herein (and in the Terms and Conditions of Access page of the Structured Investments
Investable Indices Website incorporated herein), the Service will be available during the times specified in the applicable User's Guide or on the Website.

JPMORGAN OR ITS SERVICE PROVIDERS MAY DISCONTINUE OR MAKE CHANGES TO THE
SERVICE OR THE WEBSITE AT ANY TIME. JPMORGAN RESERVES THE RIGHT TO TERMINATE
ANY OR ALL WEB TRANSMISSIONS OR THE SERVICE OR ACCESS TO THE WEBSITE WITHOUT
PRIOR NOTICE TO YOU.

Notwithstanding the termination of access to the Website or the Service, this
Access Agreement and the terms and conditions set forth herein as well as in applicable sections of the Website shall continue to apply in respect of all actions or omissions of the parties occurring at or before such termination.

INSTRUCTIONS

Your use of the Service and Website, including any communications with
JPMorgan, instructions, orders or other transactions conducted through the
Service or Website (if applicable) or otherwise (collectively, "Instructions")
shall be subject to this agreement or any other applicable agreements
("Agreements") you have with a JPMorgan entity covering the Services provided pursuant to this agreement, any procedural guide or risk disclosures or similar documents provided to you by JPMorgan, as well as applicable laws. You acknowledge that you give Instructions to JPMorgan through the Services at your and your firm's risk. You shall be solely responsible for the accurate placement, execution, and monitoring of Instructions conveyed through the
Services. JPMorgan shall not be responsible for errors resulting from inaccurate placement of Instructions through the Services.

PASSWORD AGREEMENT; SECURITY; YOUR UNDERTAKINGS

User Codes. JPMorgan may provide you as an individual, in your capacity as a representative of the Intermediary, with identifiers and/or security devices or prescribe security procedures relating to use or access to some or all of the
Website and/or Service, which may include any digital certificate(s), unique identifiers, user name(s) and/or password(s) under separate cover which may be required to access or use the Website and/or Service (collectively, "User
Code(s)"). You and the Intermediary agree that the Intermediary shall be responsible for all acts or omissions arising under User Codes whether or not actually authorized. If the User Codes are lost or stolen or compromised, if your authorization required for your use of the Service and/or Website is revoked or suspended, or if you reasonably suspect any technical or security failure relating to the Website and/or Service, you shall immediately cease using the Service and/or Website and promptly notify JPMorgan.

Compliance with Applicable Laws. Notwithstanding any research, tools or support
JPMorgan may provide to you, you and the Intermediary, if applicable, hereby assume full responsibility for, and shall ensure, compliance with any and all requirements and restrictions of applicable laws and JPMorgan.

Confidentiality. The Service and Website, and all information and data therein
(including these terms and conditions and the terms and conditions of any other applicable agreement (collectively, the "Terms")) are the commercially valuable proprietary products and trade secrets of JPMorgan ("Confidential Information")
and are regarded and treated by JPMorgan as secret and confidential. You shall take all actions necessary and appropriate to preserve the confidentiality of and prevent the disclosure of the Confidential Information. Except as required by applicable law, you and the Intermediary, if applicable will hold the
Service and Website and such information and data in strict confidence and not disclose them to third parties or use them for any purpose not contemplated by the Terms. You will return or destroy, as required by JPMorgan, Confidential
Information in your possession promptly upon termination of the applicable
Terms. If we request, you, and the Intermediary, if applicable, will provide
JPMorgan with a certificate, signed by you or an officer of the Intermediary, certifying that all of the Confidential Information has been returned or destroyed.

WEBSITE

Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access set forth in this agreement, including all terms and conditions that may be stated on the
Terms and Conditions of Access page of the Structured Investments Investable
Indices Website, which is incorporated in this agreement by reference (this
Access Agreement, together with the Terms and Conditions of Access page of the
Structured Investments Investable Indices Website, is referred to as the
"Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between you and JPMorgan.

Certain sections or pages on the Website, including but not limited to the order submission, amendment or cancellation pages, may contain additional terms and conditions or disclaimers, which are in addition to this Access Agreement.
In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages. In the event any provision of this
Access Agreement is held to be unenforceable, the remaining provisions shall be unimpaired and the unenforceable provision shall be replaced by such enforceable provision as comes closest to the intention underlying the unenforceable provision. This Access Agreement is additional to and shall be subject to any other agreements you or the Intermediary has entered into with
JPMorgan. In the event of any conflict between such other agreements and this
Access Agreement, this Access Agreement will prevail only in respect of the
Website and the Service.

Materials and information posted on the Structured Investments Investable
Indices Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Structured Investments Investable Indices Website may
not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured Investments
Investable Indices Website. You are

responsible for being familiar with the current version of this Access
Agreement posted on the Website during each session.

Any unauthorized use of JPMorgan's websites and systems, including but not limited to unauthorized entry into JPMorgan's system applications contained on this Website ("the system") or any system applications that you may access from this Website by means of communications lines and linkages (each a "network"), misuse of passwords, or misuse of any information posted to this Website, is strictly prohibited. You agree that (i) you will not engage in any activities related to the Website that are contrary to applicable law, regulation or the terms of any agreements you have with JPMorgan and (ii) in circumstances where locations of the Website require identification for access, you will establish commercially reasonable security procedures and controls to limit access to your password or other identifying information to authorized individuals.

You acknowledge that you may not download or copy any information from this
Website other than the information expressly intended to be downloadable for the Intermediary in accordance with the terms of this Website, in each case using the provided download function.

You agree to be responsible for all aspects relating to your use of the
Website, any network and system, for obtaining, at your cost, all necessary licenses and consents in connection with such use, and for making all payments as may be required to third parties in connection with the use of the Website, any network and system, unless JPMorgan expressly agrees in writing to make such payments on your behalf.

LICENSE

JPMorgan, where applicable, hereby grants to you a non-transferable, non-exclusive, non-assignable license to use, for your internal purposes only, the Website and the Service. You agree not to transfer, sublicense, rent, assign, time-share, lease, convey, copy, translate, convert to another programming language, decompile, disassemble, reverse engineer, modify or change the Website or Service, or any component thereof, for any purpose. You agree not to disclose or distribute to any other party, or allow any other party to inspect, copy or use the Website and the Service. In addition, unless otherwise expressly agreed to in writing, you shall not remove or modify any disclaimer or copyright or trademark notice contained in the Website or the
Service or in anything copied or downloaded from the Website and/or Service.
The Website and the Service are commercially valuable proprietary products and trade secrets of JPMorgan and shall remain the sole property of JPMorgan and title and full ownership rights in the Website and the Service are reserved to and shall remain with JPMorgan.

Any information you provide to JPMorgan in connection with using the Website may be used to offer to you modifications and enhancements to the Website and to notify you of products and services provided by JPMorgan. Use of the Website may be monitored, tracked, and recorded. Anyone using the Website expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract expressly provides otherwise. Anyone using the Website expressly consents to their data being transferred to another jurisdiction which may have no data privacy laws or data

privacy laws which are less stringent than the jurisdiction where they are domiciled. JPMorgan owns all right, title and interest in the aggregated transaction data reflecting your interactions using the Website (including, but not limited to, general usage data). JPMorgan may use, distribute, sublicense, and sell data with respect to transactions effected through the Service, as long as JPMorgan does not disclose to others that you were the source of such data or the details of individual transactions effected using the Service.

INFORMATION AND PRIVACY

You hereby consent to the communication and disclosure of all information and data in respect of the Website or Service, your use of the Website or Service and all matters incidental hereto and thereto by JPMorgan (and any of their officers, agents, employees or service provides) to (a) all relevant government and regulatory authorities as and when requested or required by such government and regulatory authorities, (b) to branches, affiliates, advisors, agents, auditors, service providers, and counsel of JPMorgan for routine business purposes and where reasonably required to enable or enhance the Website or
Service, and (c) to service providers as we determine in our sole discretion to be necessary for the provision of any part of the Website or Service. Use of any information and data collected through, or in connection with, the Website or Service is subject to our Privacy Policy, which Privacy Policy is incorporated into this Access Agreement by reference, and which is available through the following link: https://www.jpmorgan.com/pages/privacy. You acknowledge and consent that such aforementioned communication and disclosure of your information and data may include your personal information ("Personal
Data"). You further acknowledge and consent that your rights to the confidentiality of your information and data are expressly waived so that we may collect, use, transfer, store or otherwise process (collectively,
"Process") your Personal Data, and to and from, in various jurisdictions in which we operate to facilitate performance of the Website or Service, to comply with regulatory requirements, and for our marketing purposes. Furthermore, you shall provide us with any and all consents, information and assistance necessary for us to comply with applicable laws, to respond satisfactorily to any query or request from or cooperate with any applicable authority in relation to your activities through the Website or Service.

ERROR CORRECTION

In the event of an error or failure of the Website or the Service, as your and
Intermediary's sole and exclusive remedy and in lieu of any other remedy hereunder, JPMorgan may, at JPMorgan's sole option, elect, but is not obligated, to provide an error correction or replacement, but any such error correction or replacement shall be provided under this Access Agreement.

USE OF SIMULATED RETURNS

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the investments linked to any index use simulated analysis and hypothetical circumstance to estimate how it may have performed prior to its actual existence.

The results obtained from "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing any index.
JPMorgan provides no assurance or guarantee that the investments linked to any index will operate or would have operated in the past in a manner consistent with this Website. The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this Website.

Copyright (c) 2015. JPMorgan Chase and Co. All rights reserved.

I hereby confirm that I am (i) an "eligible contract participant" within the meaning of the U.S. Commodity and Exchange Act and (ii) a "qualified institutional buyer" within the meaning of Rule 144A of the U.S. Securities Act of 1933; and I have read and accepted the terms and conditions set out above.

J.P. Morganlnvestable lnd1ces

~~ me Indices About us Logout

Strategy Quick Viewer

1 MONTH 3 MONTHS 6 MONTHS 1 YEAR 5 YEARS All

Chart Index Name Bloomberg Ticker level Date Month to Date Return Year To Date
Return Return

View all Strategies

Footnotes

J.P. MorganInvestable Indices Home Indices About Us Logout

Footnotes

Level:

Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.

Date:

Date refers to the first date in the relevant measurement period used to calculate the Return displayed on this web page.

Return:

Return is the trailing return of the applicable index over the custom period selected.

1W Return:

is the trailing return of the applicable index over the past week. There is no guarantee that the index will achieve the one week return in the future.

1M Return:

is the trailing return of the applicable index over the past month. There is no guarantee that the applicable index will achieve the one month return in the future.

3 Month Return:

is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

6 Month Return:

is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Normalized Index Performance:

Normalized Index Performance reflects the return of the applicable Index calculated from the "Selected Start Date" to the "Selected End date" calculated arithmetically and not compounded. The Normalized Index Performance may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the applicable index will outperform any other index or investment strategy displayed in the chart.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

General Disclaimers

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough i ndependent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordi ngly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statem~nt and the other documents relating to the offering that J.P. Morgan files with the SEC for more

complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offeri ng will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll[]free
866[]535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the applicabl~ Index use simulated analysis and hypothetical circumstances and may use assumptions not used in live index lev~l calculations to estimate how it may have performed prior to its actual existence. The results obtai ned from such "back-testing' information should not be considered indicative of the actual results that might be obtain~d from an investment or participation in a financial instrument or transaction referencing the applicable Index. J.P. Morgan provides no assu rance o r

guarantee that the products linked to the applicable Index will operate or would have operated in the past in a man ner consistent with these materials.
The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniqu~s. model ing or assu mptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated

returns presented in this w ebsite.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.
Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable lor all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to thes~ matters.

J.Pl\lorgan I c I []. []~' ,- I T~l ll[] til[]~ I ' el-[] c Copyr
ight02Dl5JPMorganChaseandCo.AII RightsReserved

J.P. MorganInvestable Indices | Home | Indices | About Us | Logout

Home → Index Listing

List of Indices

< Prev   Page 1 of 2   Next >

Filter by   Download list

JPMORGAN ETF EFFICIENTE 5 INDEX   Index Level Date: 04-Jun-2015

Asset Class:	Strategy Type:	Strategy Style:	Risk Method:	Regional Focus:	Currency:	Bloomberg Ticker:	Index Level:	1D % CHG:	1M % CHG:	YTD % CHG:	1 Yr Volatility %:
MULTI ASSET	ENHANCED BETA	MOMENTUM	RISK MINIMIZING	AMERICAS	USD	EEJPUSSE	127.68	-0.34	-0.3	-1.18	5.92

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy

Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. MorganInvestable Indices Home Indices About Us Logout

< Prev 1 Page 1 of 2 Next >

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy

Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganlnvestable Indices

Home Indices About us Logout

Footnotes

Index level Data

Index level:

Index level refers to the clos1ng level of the Index on the Index Level Date.
Index level Date: Index level Date refers to the date used to determine the
Index level.

Return

10% Change:

The 10% Change is the return of the index from the trading day that is 2 business days immediately preceding the date you accessed this website to the business day immediately preceding the date you accessed this website. There is no guarantee that the Index will achieve the 10% Change in the future. Past performance is not indicative of future returns.

1M % Change:

The 1M% Change is the trailing return of the index over the past one month period ending in the last trad ing day immediately preceding the date you accessed this website. The 1M %Change may be based on

hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1M% Change in the future. Past performance is not indicative of future returns. YTD % Change:

The YTD% Change is the return of the index from the first business day of the current calendar year to the trading day immediately preced1ng the date you accessed this website. The YTD% Change may be based on

hypothetical, historical index levels and not actual index levels. There is no guaramee that the Index will achieve the YTD% Change 1n the future. Past performance is not indicative of future returns.

Risk Measures

1yr Volatility%:

Volatility refers to the standard dev1auon of the da1ly logarithmic returns of the index over the time period specified and annualized. Volatility is a w1dely used measure to express the risk of the financial instrument over

:he specified time period. Compared to convenuonal anthmetic return calculations, logarithmic returns are generally lower for pos111ve returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, hiStorical back[]tested Information that has inherent limitations. No representation is made that 10 the future the Index will have the Volatility shown. Actual annualized Volaulity may varv materially from the analysis implied 1n th1s hypothet[]cal, historical calculation.

General Disclaimers

Investments in products linked to an Index require mvestors to assess several characteristics and risk factors that may not be present 1n other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without nouce.

J.Pl\lorgan I ,.,,. , ,,,.,, , , ,,1, I '''" "'I [] I [] ' '"'"'P '' []
Copyright ll 2015JPMorgan Chaseandco.AII RightsReserved

SEC LEGEND

JPMorgan Chase and Co. (' J.P. Morgan") has filed a registration statement
(including a prospectus) with the Secu rities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate.

Before you invest in anv offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these docum ents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer participating in t'le particular offering wilt arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calion~ toll[]tree
866[]535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the applicable Index use simulated analysis and hypothetical circumstances and may use assumptions not used in live index level calculations to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obta ned from an investment or participation in a financial instrument ~r transaction referencing the applicable Index. J.P. Morgan provides no assurance or guarantee that the products linked to the applicable Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back[]tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results wilt vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connecti~n with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters add ress herein or for the purpose of avoiding U.S. tax[] related penalties. Investment suitability must be determined individually for each

investor, and the financ at instruments described herein may no: be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.Pl\lorgan I c I \ []~' ,. I T~l ll[] til[]~ I ' el-[] c Copyr
ight02Dl5JPMorganChaseandCo.AII RightsReserved

J.P. Morganlnvestable Indices

Home __. Indices __. Index Summary

 (Summary)

Analysis and Comparison

Expori Current Statistics II I, .... 1[]

JPMorgan ETF Efficiente 5 Index: Jun 07 2014 to Jun 05 2015

J.P l\llorgan I Privacy and Secur rty I Terms of Use I Cook res Polrcy
Copyright[C] 2015 JPMorgan Chase and Co. All Rights Reserved

Index Level Data

         Level       Date
------- ------ -----------
Current 127.68 05-Jun-2015
High    133.42 20-Mar-2015
Low     122.47 02-0ct-2014
Start   124.54 06-Jun-2014
End     127.68 05-Jun-2015

Risk Measures

Volatility       5.92%
Sharpe Ratio      0.49
Sortino Ratio      0.69
Maximum Drawdown  -4.3%
Monthly Maximum
                 -0.04%
Drawdown

Return Statistics

Annualized Return      2.53%
Average Monthly Return 0.23%
Average Monthly Return
                       1.67%
(Positive Months)
Average Monthly Return
                       []1.45%
(Negative Months)
# Positive Months          7
# Negative Months         6

Return

Daily Return           -0.34%
Month to Date Return   -0.98%
Quarter To Date Return -3.35%
Year To Date Return    -1.18%
3 Month Return         -2.52%
6 Month Return         -0.15%
1Year Return           2.81%
3 Year Return          15.14%
5 Year Return          35.9%

Monthly Return (o/o)

     Jan   Feb  Mar   Apr  May    Jun  Jul  Aug    Sep  Oct  Nov Dec  YeaIf
---- ---- ----- ---- ----- ----- ----- ---- ----- ----- ---- --- ---- -----
2014                             0.72  -0.7 2.9,B -3.84 2.87 1.7 0.53 7.21
2015 2.85 -0.75 0.17 -2.04 -0.36 -0.98                                -1.18

J.P. MorganInvestable Indices Home Indices About Us Logout

Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. MorganInvestable Indices Home Indices About Us Logout

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Monthly Maximum Drawdown:

Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each rolling monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Average Monthly Return (Positive Months):

Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.

Average Monthly Return (Negative Months):

Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.

Number of Positive Months:

The Number of Positive Months is the number of full calendar months during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.

Number of Negative Months:

The Number of Negative Months is the number of full calendar months during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return

Daily Return:

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

J.P. Morganinvestable Indices

Home Indices About Us Logout

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end dare is today's date or not a trading day, the Daily Return is the return of the Index from the trading day thai is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and nor actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the retu rn of the Index from t he last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the
Month to Date Return in the future. Past performance is not indicative of future returns.

Quarter to Date Return:

The Quan:er to Date Return is the return of the Index from the last trading day of rhe quarrer that occurs prior to the specified end date to the specified end date, provided thai if the specified end date is today's date or not a trading day, to the trad ing day immediately preceding the specified end date. The
Quarter to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Dare Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to
Date Return may be based on hypothetical, historical Index levels and not acruallndex levels. There is no guarantee that the Index will achieve rhe Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediarely preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that rhe Index will achieve the 3 Month Return in the future. Past performance is not indicative of future retu rns.

6 Month Return:

The 6 Month Return is rhe trailing return of the Index from the trad ing day that occurs on or immediately preceding the date occurring six months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 6 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The I Year Rew rn is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date. provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The I Year Return may be based on hypothetical, histor ical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the I Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Retu rn is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preced ing the specified end dateland is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurri ng five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a rrading day, to the trading day immediately preceding the specified end date. and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis and Comparison

Current level:

Index Level refers to the closing level of Ehe Index on the Index Level Date.
Index Level Date: Index Level Date refers to rhe date used to determine the
Index Level.

J.P JV1organ I Pmacy and Secur~ty I Term( of lhe I Lookres Pul~ey Copyright il
2015 JPMorgan Chase and Co. All Rights Reserved

J.P. Morganlnvestable Indices

Home Indices About Us Logout

Annualized Return:

The Annualized Return is the percentage change tn the index from the first day of the specified time period to the last day of the specifted ttme period and annualized. The Annualized Return may be based on

hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns. Return for Period:

The Return for Period is the trailing return of the tndex over the time period specified. The Return for Period may be based on hypotheucal, htstoncal index levels and not actual index levels. There is no guarantee that :he Index will achieve the Return for Period in the future.

Best Month Return:

The Best Month Return is the h[]ghes1 Monthly Return of the Index of all full calendar months during the specified time penod. For a gtven monthly period :he
Monthly Return is the percentage change in the tndex during rhe monthly period.
TheBeS! Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee tha; the Index will achieve the Best Month Return tn rhe future.

Worst Month Return:

The Worst Mon;h Return is the lowest Monthly Return of the Index of all full calendar months during the specified time penod. For a gtven monthly period the
Monthly Return is the percentage change in the tndex during

;he monthly period over a gNen period of ume. The Wors: Month Return may be based on hypo:hetical. h[]storical performance and not actual performance o'
the Index. The performance of the Index could, in the future, genera;e a return that []s lower than the Worst Month Re:urn dtsplayed on thts website.

Number of Positive Months:

The Number of Positive Months is the number of full calendar months during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based

on hypothetical, historical levels and not on an actual level of the Index.
There is no guarantee tha: the Number of Posttive Months that occur durmg the term of the financial instrument will achieve the Number of Positive Months displayed on this websue.

Annualized Volatility:

The Annualized Volatility refers to the standard devtation of the daily logarithmic returns of the index over the time period specified and annualized.
Volatility is a widely used measure to express the risk of the financial instrument over the specified time penod. Compared to conventtonal arithmetic return calculations, logarithmic returns are generally lower for postttve returns and generally have higher magnitude for negative returns.

The volatilitY calculations include hypothetical, htstoncal back[]tested information that has inherent limitations. No representation is made that 10 the future the Index will have the Volatility shown. Actual annualized
Volatility may vary materially from the analysis tmplied tn thts hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that atms to capture the potential return of an index per unit of risk. For a given index and a speCified time period. tt ts calculated by dividing the Annualizedlleturn for the specified time period by the Volatility for the speCified time period. The Sharpe Ratio calculation may comain components with hypothetical, historical back[]tested information that have inherent limitations. No representation is made

that in the future the Index will have the Sharpe Ratto shown. The actual
Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Orawdown:

l.laximum Drawdown is the percemage change on the index from the higher. value reached over the specified rime period to the lowest value reached over the specified time period. The l.laximum Drawdown may be based on hypo;hetical.
his:oricallndex levels and not actual Index (1) evels. The Maximum Drawdown could, in the future. be larger than the Maxtmum Drawdown displayed on 1his website.

Time to Recovery:

The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the f[]rst dav on wh ch the evel of the index returns to the level i: had at :he begmmng of the decline. This field will be left blank tf the level of the index as of the curren; day is lower than the highest leve reached by the ondex over the
speCified time period. The Time to Recovery may be based on hypo:herical.
historical performance and not actual performance of the Index. - he lrre to
Recovery could. [] n the future, be signtftCantly longer than the - rre to
Recovery displayed.

Volatility%:

Reflects the volatility of the Index for the ume penod selected. The actual one month, three month. six month and one year volatilitY may be much different than the volatilitY displayed for any such period in the chart above

Drawdown:

Reflects the percentage change tn each tndex dunng the specified timeframe.
Each index has the drawdown set at zero percent at the begtnntng of the time penod set forth in rhe chart above. The drawdown may be

based on hypothetical, historical index levels and not the actual index levels.
The applicable drawdown could, in the future, be larger than the drawndown displayed on this website and, accordingly, could be larger than

J.Pl\lorgan I I''"""''"""''' 1 1''"'""11[][] l , ... ,e,,o,p,][],.,
Copyrightll2015JPMorganChaseandCo.AII Rights Reserved

J.P. MorganInvestable Indices Home Indices About Us Logout

based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawndown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed.

(2) Short Summary of the Risks

The Index was established on October 29, 2010 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The Index Levels incorporate the daily deduction of a fee of 0.50% per annum. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy, or may not achieve its target volatility of 5%. Correlation of performances among the basket constituents composing the Index may reduce the performance of the Index. Performances among the basket constituents composing the Index from time to time (the "Basket Constituents") may become highly correlated from time to time during the term of your investment. High correlation during periods of negative returns among Basket Constituents representing any one sector or asset type that have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Basket Constituents and sectors. The Index may be partially uninvested, which could result in a portion or most of the Index reflecting no return. Changes in the value of the Basket Constituents may offset each other. An investment linked to the Index is subject to risks associated with non-U.S. securities markets, such as emerging markets and currency exchange risk. J.P. Morgan Securities LLC., one of our affiliates, is the sponsor of the JPMorgan Cash Index USD 3 Month and of the index that underlies the iShares JPMorgan USD Emerging Markets Bond Fund. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

<

(3) General Disclaimers

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P.Morgan | Privacy & Security | Terms of Use | Cookies Policy
Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved